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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



    Date of report (Date of earliest event reported):       October 22, 1998
                                                          ------------------


                                  CDNOW, INC.
                           ------------------------
                (Exact Name of Registrant Specified in Charter)

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
             Pennsylvania             0-23753          23-2813867
            ---------------           -------          ----------
            (State or Other         (Commission          (I.R.S.
            Jurisdiction of            File             Employer
            Incorporation)            Number)         Identification
                                                           No.)

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                610 Old York Road, Suite 300
                Jenkintown, Pennsylvania                    19046
                ----------------------------              ---------
          (Address of Principal Executive Offices)        (Zip Code)




  Registrant's telephone number, including area code:        (215) 517-7325
                                                          ---------------------



         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS

     Merger Agreement. On October 22, 1998, CDnow, Inc., a Pennsylvania corporation ("CDnow"), and N2K Inc., a Delaware corporation ("N2K"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     The Merger. The parties will create a new public company to be initially named CDnow/N2K, Inc. ("CDnow/N2K"). The Merger Agreement provides for the merger (the "Merger") of wholly-owned subsidiaries of CDnow/N2K into each of CDnow and N2K. CDnow and N2K will each survive the Merger and become wholly-owned subsidiaries of CDnow/N2K. A copy of the Joint Press Release, dated October 23, 1998 issued by CDnow and N2K and a copy of CDnow's Press Release dated October 23, 1998 are attached as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

     Exchange Ratio. In the Merger, each outstanding share of common stock of CDnow will be converted into one share of CDnow/N2K and each outstanding share of common stock of N2K will be converted into .83 shares of CDnow/N2K. There is no collar on the exchange ratio. As a result, the shareholders of CDnow would own approximately 60% of the combined company and the stockholders of N2K would own approximately 40% of the combined company. The closing stock prices on October 22, 1998, were $9.4375 for CDnow and $5.50 for N2K.

     Management of CDnow/N2K. The board of directors of CDnow/N2K will initially consist of four current members of the board of CDnow, three members of the current board of N2K and two independent persons jointly selected by the CDnow and N2K board. Jonathan Diamond, the Vice Chairman of N2K, will be Chairman of CDnow/N2K. Jason Olim, the President and Chief Executive Officer of CDnow, will be the President and Chief Executive Officer of CDnow/N2K. Larry Rosen, the Chairman and Chief Executive Officer of N2K, will serve as a director of CDnow/N2K. The Merger Agreement provides that the following persons are to be named as other key executives of CDnow/N2K:

     Paula Batson        Vice President of Corporate Communications
     David Capozzi       Vice President, General Counsel and Secretary
     Steve Dong          Vice President of Operations
     Michael Krupit      Vice President of Technology
     David Pakman        Vice President of New Business Development
     Rod Parker          Senior Vice President of Marketing
     J.J. Rosen          Senior Vice President of International
     Robert Saltzman     Vice President of Sales
     Joel Sussman        Vice President and Chief Financial Officer

                                       1
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     In addition to the persons named above, the parties anticipate that other persons will be named as key executives prior to the closing of the Merger.

     Offices. The designated corporate headquarters for CDnow/N2K will be New York, New York. Most of the staff and operating functions will be located in Fort Washington, Pennsylvania at new offices soon to be opened by CDnow.

     Conditions to the Merger. The closing of the Merger is conditioned upon, among other things, stockholder approval by both CDnow and N2K and other customary terms and conditions. Prior to the Closing, each of CDnow and N2K has agreed to conduct its business in the ordinary course of business and maintain certain working capital levels.

     Termination Fees. CDnow or N2K would be required to pay to the other a termination fee of $3.75 million if the Merger Agreement were terminated due to certain events described in the Merger Agreement.

     Stock Option Agreements. Simultaneously with the execution and delivery of the Merger Agreement, CDnow and N2K entered into separate Stock Option Agreements (the "Stock Option Agreements") granting the other party an irrevocable option to purchase, such number of shares of common stock equal to 19.9% of the current shares outstanding of such party at a purchase price of $9.4375 per share for CDnow common stock and $5.50 per share for N2K common stock. A party may only exercise its Stock Option Agreement under certain circumstances where the other party has received an Acquisition Proposal or its board has recommended a Superior Proposal, as such terms are defined in the Merger Agreement. The Stock Option Agreements also provide that in certain circumstances the grantee of the option may require the other party to repurchase the stock option. The repurchase price would be equal to the difference (the "Spread") between the then-current market price of the common stock and the option exercise price. CDnow and N2K are each limited, however, to a "Total Profit" of $3.75 million. "Total Profit" means the sum of (x) any Termination Fee, (y) any Spread and (z) any excess of the amount received upon the sale of any shares obtained upon exercise of the Stock Option Agreement after deducting the amount paid upon exercise of the option.

     Copies of the Stock Option Agreements are attached hereto as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference.

     Shareholder Support Agreements. Simultaneously with the execution and delivery of the Merger Agreement, Jason Olim, the Chairman and Chief Executive Officer of CDnow entered into a Shareholder Support Agreement (the "CDnow Shareholder Agreement") with N2K. This Agreement requires, among other things, Mr. Olim to vote, or cause to be voted, his shares of CDnow common stock in favor of the adoption of the Merger Agreement. The CDnow Shareholder Agreement also provides that Mr. Olim will not, except as contemplated by the terms of the CDnow Shareholder Agreement, sell or otherwise voluntarily dispose of any of the shares of CDnow common stock owned by Mr. Olim or take any voluntary action which would have the effect of removing Mr. Olim's power to vote his shares or which would be inconsistent

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with the CDnow Shareholder Agreement. As of October 22, 1998, Mr. Olim owned of record 2,960,025 shares of CDnow common stock, or approximately 16.7% of the outstanding shares of CDnow common stock.

     A copy of the CDnow Shareholder Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

     Simultaneously with the execution and delivery of the Merger Agreement certain stockholders of N2K entered into a Stockholder Support Agreement (the "N2K Stockholder Agreement") with CDnow. These N2K stockholders are: Lawrence
L. Rosen, Chairman and Chief Executive Officer of N2K, Jonathan V. Diamond, Vice Chairman of N2K, R. David Grusin, Vice Chairman of N2K, James E. Coane, President and a director of N2K and Bruce Johnson, Senior Vice President, Chief Financial Officer and a director of N2K. This Agreement requires, among other things, such stockholders to vote, or cause to be voted, their shares of N2K common stock in favor of the adoption of the Merger Agreement. The N2K Stockholder Agreement also provides that each stockholder will not, except as contemplated by the terms of the N2K Stockholder Agreement, sell or otherwise voluntarily dispose of any of the shares of N2K common stock owned by such stockholders or take any voluntary action which would have the effect of removing of such stockholders' power to vote his shares or which would be inconsistent with the N2K Stockholder Agreements. As of October 22, 1998, these stockholders collectively owned of record 2,361,871 shares of N2K common stock, or approximately 16.6% of the outstanding shares of N2K common stock.

     A copy of the N2K Stockholder Agreement is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)     Exhibits

Exhibit Number                         Description
--------------  ------------------------------------------------------------
     2.1        Agreement and Plan of Merger, dated as of October 22,
                1998, by and among CDnow, Inc., N2K Inc. and Exit 8
                Holding Company.
     4.1 Stock Option Agreement dated as of October 22, 1998, between CDnow, Inc. and N2K Inc.
     4.2 Stock Option Agreement dated as of October 22, 1998, between N2K Inc. and CDnow, Inc.
     4.3        Shareholder Support Agreement dated as of October 22,
                1998 between Jason Olim and N2K Inc.
     4.4        Stockholder Support Agreement dated as of October 22,
                1998 between certain N2K stockholders and CDnow, Inc.
    99.1 Joint Press Release, dated October 23, 1998, issued by CDnow, Inc. and N2K Inc.
    99.2        Press Release, dated October 23, 1998, issued by CDnow, Inc.

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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CDNOW, INC.


                                    By  /s/ Jason Olim
                                      -----------------------------
                                      Jason Olim
                                      President and Chief Executive Officer


Dated:  October 28, 1998

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                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                         Description
--------------  ------------------------------------------------------------
     2.1        Agreement and Plan of Merger, dated as of October 22,
                1998, by and among CDnow, Inc., N2K Inc. and Exit 8
                Holding Company.
     4.1 Stock Option Agreement dated as of October 22, 1998, between CDnow, Inc. and N2K Inc.
     4.2 Stock Option Agreement dated as of October 22, 1998, between N2K Inc. and CDnow, Inc.
     4.3        Shareholder Support Agreement dated as of October 22,
                1998 between Jason Olim and N2K Inc.
     4.4        Stockholder Support Agreement dated as of October 22,
                1998 between certain N2K stockholders and CDnow, Inc.
    99.1 Joint Press Release, dated October 23, 1998, issued by CDnow, Inc. and N2K Inc.
    99.2        Press Release, dated October 23, 1998, issued by CDnow, Inc.